Exhibit 99.1

                                                                              NATIONAL FUEL GAS
                                                                      CONSOLIDATED STATEMENT OF INCOME
                                                                                 (UNAUDITED)

                                                                             Twelve Months Ended
                                                                                 December 31
                                                       ----------------------------------------------------------------

                                                                        2002                       2001
                                                                           (Thousands of Dollars)

INCOME
Operating Revenues                                                      $ 1,551,875              $ 1,899,951
                                                                 -------------------          ---------------

Operating Expenses
             Purchased Gas                                                  539,205                  868,297
             Fuel Used in Heat and Electric Generation                       54,043                   54,522
             Operation and Maintenance                                      380,384                  367,572
             Property, Franchise and Other Taxes                             73,826                   79,482
             Depreciation, Depletion and Amortization                       182,271                  179,823
             Impairment of Oil and Gas Producing Properties                       0                  180,781
             Income Taxes - Net                                              76,938                   26,458
                                                                 -------------------          ---------------
                                                                          1,306,667                1,756,935
                                                                 -------------------          ---------------

Operating Income                                                            245,208                  143,016
Operations of Unconsolidated Subsidiaries:
       Income (Loss)                                                            521                    1,561
       Impairment of Investment in Partnership                              (15,167)                       -
                                                                 -------------------          ---------------
                                                                            (14,646)                   1,561
                                                                 -------------------          ---------------
Other Income                                                                  6,653                    7,054
                                                                 -------------------          ---------------
Income Before Interest Charges and Minority
       Interest in Foreign Subsidiaries                                     237,215                  151,631
                                                                 -------------------          ---------------

Interest Charges
             Interest on Long-Term Debt                                      91,649                   84,714
             Other Interest                                                  13,111                   20,146
                                                                 -------------------          ---------------
                                                                            104,760                  104,860
                                                                 -------------------          ---------------

Minority Interest in Foreign Subsidiaries                                    (1,046)                  (1,050)
                                                                 -------------------          ---------------

Income Before Cumulative Effect                                             131,409                   45,721
Cumulative Effect of Change in Accounting                                      (638)                       -
                                                                 -------------------          ---------------

Net Income Available for Common Stock                                  $    130,771              $    45,721
                                                                 ===================          ===============

Earnings Per Common Share:
     Basic:
             Income Before Cumulative Effective                        $       1.64              $      0.58
             Cumulative Effect of Change in Accounting                        (0.01)                       -
                                                                 -------------------         ----------------

             Net Income Available for Common Stock                     $       1.63              $      0.58
                                                                 ===================          ===============
     Diluted:
             Income Before Cumulative Effective                        $       1.63              $      0.57
             Cumulative Effect of Change in Accounting                        (0.01)                    0.00
                                                                 -------------------          ---------------

             Net Income Available for Common Stock                     $       1.62              $      0.57
                                                                 ===================          ===============

Weighted Average Common Shares Outstanding:
             Used in Basic Calculation                                   80,056,410               79,236,494
                                                                 ===================          ===============
             Used in Diluted Calculation                                 80,631,294               80,703,659
                                                                 ===================          ===============